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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT


    PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported)  April 17, 2002
                                                         --------------



                            NACCO INDUSTRIES, INC.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)




    Delaware                    1-9172                         34-1505819
    --------                    ------                         ----------
(State or other         (Commission File Number)              (IRS Employer
Jurisdiction of                                           Identification Number)
Incorporation)



             5875 Landerbrook Drive, Mayfield Heights, Ohio 44124
       ---------------------------------------------------------------
             (Address of principal executive offices)   (Zip Code)



      Registrant's Telephone Number, including area code: (440) 449-9600
                                                          --------------

                                     N/A
     --------------------------------------------------------------------
        (Former name or former address, if changed since last report)


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Item 9. Regulation FD Disclosure


        NACCO Industries, Inc. ("NACCO") is filing this report to disclose information that has not previously been publicly disclosed. This disclosure relates to NACCO Materials Handling Group, which consists of our wholly owned subsidiary, NMHG Holding Co., and its subsidiaries ("NMHG," "we," "our" and "Company").


                              RECENT DEVELOPMENTS


RECENT OPERATING RESULTS

         The following unaudited data summarizes NMHG's results of operations for the quarter ended March 31, 2002 and certain balance sheet data as of March 31, 2002:


                                                       (DOLLARS IN MILLIONS)
                                                           QUARTER ENDED
                                                              3/31/02
                                                            -----------
                                                            (UNAUDITED)
STATEMENT OF INCOME DATA:
Revenues...............................................      $   371.8
Operating profit excluding goodwill
  amortization.........................................            6.6
Net income.............................................            4.3
OTHER DATA:
Adjusted EBITDA(1).....................................      $    18.6
Units sold.............................................         14,971
Backlog (in units)(2)..................................         16,300
Capital expenditures...................................      $     6.2
Dividends to NACCO(3)..................................           15.0
BALANCE SHEET DATA (AT PERIOD END):
Cash and cash equivalents..............................      $    54.9
Working capital(4).....................................         (156.3)
Total assets...........................................        1,186.6
Total debt.............................................          349.0
Stockholder's equity...................................          372.1

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(1) Adjusted EBITDA does not represent cash flow from operations, as defined by
    U.S. generally accepted accounting principles, and is not calculated in the same way by all companies. We define adjusted EBITDA as operating profit
    (loss) before certain unusual items, as identified below, plus depreciation and amortization. You should not consider adjusted EBITDA as a substitute for net income, as an indicator of our operating performance or cash flow, or as a measure of liquidity.

    EBITDA before adjustments, or operating profit (loss) plus depreciation and amortization, was $17.2 million. In determining adjusted EBITDA, NMHG included $0.6 million related to idling the Danville, Illinois assembly facilities of NMHG and $0.8 million of other non-cash charges to reduce asset values.

(2) As of March 31, 2002, our backlog of unfilled orders placed with our manufacturing and assembly operations for new lift trucks was approximately 16,300 units, or $292.4 million, of which substantially all is expected to be filled during fiscal 2002. This compares to a backlog of 15,100 units, or $265.3 million, as of December 31, 2001. This increase in backlog is a result of improved product demand and economic recovery.

(3) NMHG paid a dividend of $15.0 million to NACCO.

(4) As of March 31, 2002, includes $265.0 million of debt outstanding under our existing credit facility and classified as a current liability in accordance with U.S. generally accepted accounting principles.
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                                   Signature


     Pursuant to the requirements of the Securities Exchange Act of 1934, NACCO has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      NACCO INDUSTRIES, INC.


                                      By: /s/ Kenneth C. Schilling
                                         --------------------------
                                      Name: Kenneth C. Schilling
                                      Title: Vice President and Controller


Dated: April 17, 2002